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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 29, 1998 included in EVI Weatherford, Inc.'s (formerly known as EVI, Inc.) Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1997, and our report dated June 15, 1998 with respect to EVI Weatherford, Inc.'s supplemental restated financial statements included in EVI Weatherford, Inc.'s Current Report on Form 8-K dated June 15, 1998, and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Houston, Texas
July 7, 1998